Exhibit 99.1

Healthpeak Prices Offering of $500 Million of 4.750% Senior Unsecured Notes due 2033

DENVER, August 5, 2025 /Business Wire/ -- Healthpeak Properties, Inc. (“Healthpeak”) (NYSE: DOC), a leading owner, operator, and developer of real estate for healthcare discovery and delivery, announced today that its operating company, Healthpeak OP, LLC (the “operating company”), has priced a public offering of $500.0 million aggregate principal amount of 4.750% senior unsecured notes due 2033 (the “notes”). The notes will be senior unsecured obligations of the operating company and will be fully and unconditionally guaranteed, on a joint and several basis, by Healthpeak, DOC DR Holdco, LLC and DOC DR, LLC. The price to investors was 99.178% of the principal amount of the notes.

The estimated net proceeds of the offering are expected to be approximately $492.8 million, after deducting the underwriting discount but before deducting fees and expenses payable by the operating company. The operating company intends to use the net proceeds from the offering to repay borrowings outstanding under its commercial paper program and for general corporate purposes, which may include repaying or repurchasing other indebtedness, working capital, acquisitions, development and redevelopment activities, and capital expenditures. Pending application of the net proceeds from the offering for the foregoing purposes, such proceeds may initially be invested in short-term securities.

The offering is expected to close on August 14, 2025, subject to the satisfaction of customary closing conditions.

PNC Capital Markets LLC, J.P. Morgan Securities LLC, Credit Agricole Securities (USA) Inc., Truist Securities, Inc. and U.S. Bancorp Investments, Inc. are acting as joint book-running managers for the offering.

The offering is being made pursuant to an effective shelf registration statement and prospectus and a related preliminary prospectus supplement filed with the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Copies of the prospectus supplement and related prospectus for the offering, when available, can be obtained from: (i) PNC Capital Markets LLC, 300 Fifth Avenue, 10th Floor, Pittsburgh, PA 15222, by calling toll-free at 855-881-0697 or emailing pnccmprospectus@pnc.com, (ii) J.P. Morgan Securities LLC by calling collect at 212-834-4533, (iii) Credit Agricole Securities (USA) Inc. by calling toll-free at 866-807-6030 or emailing DCMNewYork@ca-cib.com, (iv) Truist Securities, Inc. by calling toll-free at 800-685-4786 or emailing truistsecurities.prospectus@truist.com, and (v) U.S. Bancorp Investments, Inc. by calling toll-free at 877-558-2607.

About Healthpeak

Healthpeak Properties, Inc. is a fully integrated real estate investment trust (REIT) and S&P 500 company. Healthpeak owns, operates, and develops high-quality real estate focused on healthcare discovery and delivery.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “will,” “project,” “anticipate,” “position,” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include our ability to complete the offering in a timely fashion or at all, that the proceeds from the offering may not be deployed as anticipated; and those risks and uncertainties associated with Healthpeak’s business described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and its subsequent filings with the Securities and Exchange Commission. Although Healthpeak believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, Healthpeak can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and Healthpeak undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in its expectations, except as required by law.

Contact

Andrew Johns, CFA
Senior Vice President – Investor Relations
720-428-5400